EXHIBIT: 10.5.1

DIRECTORS’ DEFERRED COMPENSATION

PLAN OF MASSBANK CORP.

AMENDED AND RESTATED AS OF JANUARY 1, 2005

ARTICLE I. ESTABLISHMENT OF PLAN

MASSBANK Corp., a Delaware corporation with a principal place of business in Reading, Massachusetts (the “Company”), previously established the Directors’ Deterred Compensation Plan of MASSBANK Corp. (the “Plan”) effective January 1, 1988 (the “Effective Date”). The Plan is an unfunded deferred compensation arrangement for the directors of the Company and MASSBANK, a Massachusetts savings bank (the “Bank”). The Plan is hereby amended and restated as of January 1, 2005 in order to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II. ELIGIBILITY; PARTICIPATION

All directors of the Company and the Bank on the Effective Date and all persons who become directors of the Company or the Bank thereafter shall be eligible to participate in the Plan and shall participate by timely executing and submitting a deferred compensation election form as described in Article III.

ARTICLE III DEFERRED COMPENSATION ELECTIONS

Each eligible director shall be given the opportunity to defer receipt of all or a portion of his/her director’s compensation from the Company and the Bank by executing a deferred compensation election form provided by the Company. The election form must be executed and returned prior to the beginning of the first calendar year to which it relates. Amendments or revocations of the election form shall be effective only for calendar years beginning after the execution and submission to the Company of the amendment or revocation, as the case may be; provided, however, that the form of benefit payment cannot be amended except as provided in Article V.

ARTICLE IV. PARTICIPANTS’ ACCOUNTS; INVESTMENT MEASUREMENTS

For each director who elects to participate in the Plan (a “Participant”), the Company shall establish and maintain a memorandum account (for bookkeeping purposes only) which shall be used to measure the benefits to be paid hereunder. The deferred compensation shall be measured as if it had been invested in shares of common stock (“Common Stock”) of MASSBANK Corp. Any dividends paid on Common Stock shall be treated as reinvested in such shares.

The following credits shall be made to each Participant’s account:

a. All compensation deferred pursuant to the Plan.

b. The increase in value of shares of Common Stock and any dividends paid thereon.

The following debits shall be made to each Participant’s account:

a. The decrease in value of shares of Common Stock.

b. Any payments made under the Plan to the Participant or his/her beneficiaries.

ARTICLE V. BENEFIT PAYMENTS OTHER THAN DEATH BENEFITS

Except as provided in the last paragraph of this Article, a Participant shall be entitled to elect to receive benefits under the Plan as soon as practicable after either (i) the Participant’s attaining age 72, or (ii) his/her termination as a director of both the Company and the Bank.

At the election of the Participant, benefits shall be paid either in one lump sum or in quarterly installments over a five (5) year period. If a lump sum is elected, the benefit payable shall be the balance of the Participant’s account under the Plan on the payment date. If installment payments are elected, the first installment shall equal 1/20 of the account balance on the payment date, and each installment thereafter shall be calculated by multiplying the account balance on the payment date by a fraction of which the numerator is one and the denominator is one whole number less than the denominator of the fraction used in calculating the immediately preceding quarterly installment payment. All distributions shall be made in shares of Common Stock.

The election of the form and timing of benefit payment is to be made on the first deferred compensation election form submitted by a Participant pursuant to Article III. Such election shall apply to all compensation deferred under the Plan and cannot be changed. Notwithstanding the foregoing, in 2005, each Participant may submit a new election with regard to the form and timing of his/her benefit payment.

Notwithstanding the foregoing, in the event the Company or its assets are merged or acquired, payment of all account balances shall promptly be made to all Participants in one lump sum in cash.

ARTICLE VI. DEATH BENEFITS

In the event of the death of a Participant while amounts are held for his/her benefit under the Plan and regardless of whether installment payments have been elected or have commenced, a death benefit shall be paid as soon as practicable to his/her beneficiaries in one lump sum in shares of Common Stock. The amount of the death benefit shall be the balance of the Participant’s account under the Plan on the payment date.

Each Participant shall have the right to designate beneficiaries who are to succeed to his/her right to receive payments in the event of his/her death. In the case of a failure of a Participant to designate a beneficiary or of the death of a designated beneficiary without a designated successor, the death benefit shall be paid to the Participant’s estate. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Company. Beneficiaries may be changed without the consent of any prior beneficiaries.

ARTICLE VII. NATURE OF PARTICIPANTS’ INTERESTS

The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management. The Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. All such investments shall at all times remain solely the Company’s property. To the extent that any person acquires a right to receive payments from the Company under the Plan, no such right shall be greater than an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made, to assure payments of such amounts.

ARTICLE VIII. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

The Company’s Board of Directors reserves the right at any time to amend, suspend or terminate the Plan in whole or in part, for any reason, without the consent of any Participant or beneficiary. No such amendment shall decrease any interest of any Participant or beneficiary existing immediately prior to such amendment. No amendment or termination of the Plan shall result in any acceleration of payment of benefits to the Participants unless otherwise permitted by Section 409A of the Code and the guidance issued thereunder.

ARTICLE IX. GENERAL

The benefit payments described in Articles V and VI are the only benefits payable under the Plan, and the Participants and their beneficiaries are responsible for any federal, state or local income taxes that may be due thereon. Any income tax benefits the Company may derive from deducting these benefit payments when made shall not be passed through to the Participants and their beneficiaries.

To the extent permitted by law, the right of any Participant or any beneficiary to any benefit hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

Nothing contained in the Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant or any other person. The Company shall not be considered a trustee by reason of the Plan.

Nothing contained in the Plan and no action taken pursuant to its provisions shall create or be construed to create an agreement of employment or as giving or conferring on any Participant the right to continue service on the Company’s or the Bank’s Board of Directors.

The Plan shall be binding upon and inure to the benefit of the Company, the Bank, the successors and assigns of either of them and each Participant and his/her respective heirs, personal representatives and beneficiaries.

The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Company has caused the amendment and restatement of the Plan to be executed by its officer thereunto duly authorized as of August 10, 2005.

MASSBANK Corp.

By:	/s/ Reginald E. Cormier
Its:	Senior Vice President, Treasurer and Chief Financial Officer

4